                        CONSENT OF NOMINEE FOR DIRECTOR

     The undersigned nominee for director hereby consents to the disclosure in the ATP Oil & Gas Corporation Registration Statement on Form S-1 (the "Registration Statement") that the undersigned has been nominated as a director of ATP Oil & Gas Corporation to be elected on or prior to the completion of the offering of common stock as contemplated by the Registration Statement.

/s/ Walter Wendlandt
----------------------
Walter Wendlandt                                      Dated:  September 14, 2000